UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
_________________________________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

AMERICAN CAMPUS COMMUNITIES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

On March 30, 2022, American Campus Communities, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

American Campus Communities Earns 2022 Great Place to Work Certification™
For a third time, team members say, “it’s a great place to work.”

March 30, 2022 -- AUSTIN, Texas. — American Campus Communities (NYSE: ACC) is proud to be certified by Great Place to Work® for the third year. The prestigious award is based entirely on what current employees say about their experience working at American Campus Communities, the nation’s largest owner, manager and developer of high-quality student housing properties. This year, 92 percent of employees said it’s a great place to work – 35 points higher than the average U.S. company.

Great Place to Work is the global authority on workplace culture, employee experience, and the leadership behaviors proven to deliver market-leading revenue, employee retention, and increased innovation.

“Great Place to Work Certification isn’t something that comes easily – it takes ongoing dedication to the employee experience,” said Sarah Lewis-Kulin, vice president of global recognition at Great Place to Work. “It’s the only official recognition determined by employees’ real-time reports of their company culture. Earning this designation means that American Campus Communities is one of the best companies to work for in the country.”

ACC provides its employees with the tools and opportunities to be successful leaders in and outside of the workplace. With initiatives that increase responsibility and autonomy for its employees, ACC is described by its employees as “keeping people and culture at the forefront.”

“We are thrilled to have once again been recognized with the Great Place to Work-Certified award,” said Bill Bayless, CEO at American Campus Communities. “Having our team members independently demonstrate their appreciation for our culture along with their high levels of career satisfaction for a third year, especially in light of all the challenges we faced related to the Covid pandemic, is a true testament to the quality of the company we have all built together. We consider our team’s fulfillment as one of the key drivers to our success. We are honored to support our team members today and every day as they continue to make American Campus Communities a place where students love living and employees love working.”

According to Great Place to Work research, job seekers are 4.5 times more likely to find a great boss at a Certified great workplace. Additionally, employees at Certified workplaces are 93 percent more likely to look forward to coming to work, and are twice as likely to be paid fairly, earn a fair share of the company’s profits, and have a fair chance at promotion.

To learn more about American Campus Communities’ ratings, please visit: https://www.greatplacetowork.com/certified-company/1000481

###

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of December 31, 2021, American Campus Communities owned 166 student housing properties containing approximately 111,900 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consisted of 203 properties with approximately 140,900 beds.

Visit www.americancampus.com and follow at LinkedIn, Facebook, Instagram and Twitter.

About Great Place to Work Certification™

Great Place to Work® Certification™ is the most definitive “employer-of-choice” recognition that companies aspire to achieve. It is the only recognition based entirely on what employees report about their workplace experience – specifically, how consistently they experience a high-trust workplace. Great Place to Work Certification is recognized worldwide by employees and employers alike and is the global benchmark for identifying and recognizing outstanding employee experience. Every year, more than 10,000 companies across 60 countries apply to get Great Place to Work-Certified.

About Great Place to Work®

Great Place to Work® is the global authority on workplace culture. Since 1992, they have surveyed more than 100 million employees worldwide and used those deep insights to define what makes a great workplace: trust. Their employee survey platform empowers leaders with the feedback, real-time reporting and insights they need to make data-driven people decisions. Everything they do is driven by the mission to build a better world by helping every organization become a great place to work For All™.

Learn more at greatplacetowork.com and on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, and those discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our preleasing activity or expected full year 2022 operating results, whether as a result of new information, future events, or otherwise.

Important Additional Information Regarding Proxy Solicitation

American Campus Communities, Inc. (the “Company”) has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND

STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at www.sec.gov and at the Investor Relations section of Company’s investor relations website at www.americancampus.com.

On March 30, 2022, American Campus Communities, Inc. published the following Facebook post:

On March 30, 2022, American Campus Communities, Inc. published the following Instagram post:

americancampus

AMERICAN CAMPUS COMMUNITIES
Special thanks for supporting the BGCAA kids and Club Blue!

americancampus Our people are our strength! For the third time, ACC has earned Great Place to Work certification. 💙 It's an honor to earn this recognition, with 92% of our team members saying that ACC is a great place to work — compared to 59% at the average U.S. company.

Learn more about our Great Place to Work certification at the link in bio! 🔗

#bepassionate #createteamspirit #americancampus

1m

View Insights

Be the first to **like this**

1 MINUTE AGO

Add a comment... Post

On March 30, 2022, American Campus Communities, Inc. published the following LinkedIn post:

On March 30, 2022, American Campus Communities, Inc. published the following Twitter post:

Important Additional Information Regarding Proxy Solicitation

American Campus Communities, Inc. (the “Company”) has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at www.sec.gov and at the investor relations section of the Company’s website at www.americancampus.com.